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                                                            [LOGO OF BLACKROCK]
Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
   BlackRock New York Municipal Opportunities Fund of BLK Multi-State Muni (BR-NYMO)
   BlackRock MuniEnhanced Fund, Inc. (MEN)
   BlackRock MuniYield Quality Fund II, Inc. (MQT)
   BlackRock MuniYield Quality Fund, Inc. (MQY)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                    09-15-2017
Offering Commencement:

Security Type:             BND/MUNI

Issuer                     The City of New York, General Obligation Bonds

Selling Underwriter        Siebert Cisneros Shank & Co. ,LLC

Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                           [_] Other:

List of Underwriter(s)     Siebert Cisneros Shank & Co., L.L.C., Goldman
                           Sachs & Co. LLC, Ramirez & Co.,Inc., Jefferies LLC,
                           Citigroup Global Markets Inc, J.P. Morgan
                           Securities LLC, RBC Capital Markets, Bank of
                           America Merrill Lynch, Loop Capital Markets,
                           Barclays Capital Inc., BNY Mellon Capital Markets,
                           Drexel Hamilton, LLC, Fidelity Capital Markets,
                           Janney Montgomery Scott LLC, Morgan Stanley & Co.
                           LLC, Oppenheimer & Co., Raymond James & Associates,
                           Inc., Roosevelt & Cross, Inc.,
                           Stifel, Nicolaus & Company, Inc., TD Securities
                           (USA) LLC, U.S. Bancorp Investments Inc., Wells
                           Fargo Securities (trade name for Wells Fargo, Bank
                           N.A. Municipal Products Group), Academy Securities,
                           Blaylock Van, LLC,
                           FTN Financial Capital Markets, HilltopSecurities,
                           PNC Capital Markets LLC, Rice Financial Products
                           Company, Stern Brothers & Co., Williams Capital
                           Group L.P.

TRANSACTION DETAILS

Date of Purchase           09-15-2017

Purchase Price/Share        $118.68 Total Commission, Spread or Profit   0.463%
(PER SHARE / % OF PAR)     $107.062
                           $121.175

 1.  Aggregate Principal Amount Purchased (a+b)                    $13,975,000

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


    a.  US Registered Funds
        (Appendix attached with individual Fund/Client
        purchase)                                               $8,500,000

    b.  Other BlackRock Clients                                 $5,475,000

2.  Aggregate Principal Amount of Offering                    $800,000,000

FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                             0.01747

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]
[X] Eligible Municipal Securities
[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

 [X] YES  The securities were offered pursuant to an underwriting or similar
 [_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

 [X] YES  No affiliated underwriter was a direct or indirect participant in,
 [_] NO   or benefited directly or indirectly from, the transaction.

Completed by:             Alisha Khan                       Date:   10-06-2017
                          --------------------------------         ------------
                          Global Syndicate Team Member

Approved by:              Steven DeLaura                    Date:   10-06-2017
                          --------------------------------         ------------
                          Global Syndicate Team Member

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

DEFINITIONS

TERM                                   DEFINITION
Fund Ratio                             Number appearing at the bottom of
                                       page 1 of 2 of the Rule 10f-3 Report
                                       form. It is the sum of the Funds'
                                       participation in the offering by the
                                       Funds and other accounts managed by
                                       BlackRock divided by the total amount
                                       of the offering.

Eligible Foreign Offering              The securities are sold in a public
                                       offering conducted under the laws of
                                       a country other than the United
                                       States and

                                       (a) the offering is subject to
                                           regulation in such country by a
                                           "foreign financial regulatory
                                           authority," as defined in
                                           Section 2(a)(50) of the
                                           Investment Company Act of 1940;

                                       (b) the securities were offered at a
                                           fixed price to all purchasers in
                                           the offering (except for any
                                           rights to purchase securities
                                           that are required by law to be
                                           granted to existing security
                                           holders of the issuer);

                                       (c) financial statements, prepared
                                           and audited as required or
                                           permitted by the appropriate
                                           foreign financial regulatory
                                           authority in such country, for
                                           the two years prior to the
                                           offering, were made available to
                                           the public and prospective
                                           purchasers in connection with the
                                           offering; and

                                       (d) if the issuer is a "domestic
                                           issuer," i.e., other than a
                                           foreign government, a national of
                                           any foreign country, or a
                                           corporation or other organization
                                           incorporated or organized under
                                           the laws of any foreign country,
                                           it (1) has a class of securities
                                           registered pursuant to section
                                           12(b) or 12(g) of the Securities
                                           Exchange Act of 1934 or is
                                           required to file reports pursuant
                                           to section 15(d) of that act, and
                                           (2) has filed all the material
                                           required to be filed pursuant to
                                           section 13(a) or 15(d) of that
                                           act for a period of at least 12
                                           months immediately preceding the
                                           sale of securities (or for such
                                           shorter period that the issuer
                                           was required to file such
                                           material)

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                           DEFINITION
Eligible Municipal Securities  The securities:

                               (a) are direct obligations of, or obligations
                                   guaranteed as to principal or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section 103(c)(2) of Title 26) the interest on which is excludable from gross income under certain provisions of the Internal Revenue Code;

                               (b) are sufficiently liquid that they can be
                                   sold at or near their carrying value within a reasonably short period of time; and

                               (c) either

                                   (1) are subject to no greater than moderate
                                       credit risk; or

                                   (2) if the issuer of the municipal
                                       securities, or the entity supplying the
                                       revenues or other payments from which
                                       the issue is to be paid, has been in
                                       continuous operation for less than
                                       three years, including the operation of
                                       any predecessors, the securities are
                                       subject to a minimal or low amount of
                                       credit risk.

                               Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering    The securities are sold in an offering where

                               (a) the securities are offered or sold in
                                   transactions exempt from registration under
                                   Section 4(2) of the Securities Act of 1933,
                                   Rule 144A thereunder, or Rules 501-508
                                   thereunder;

                               (b) the securities were sold to persons that
                                   the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144A ("QIBs"); and

                               (c) the seller and any person acting on behalf
                                   of the seller reasonably believe that the securities are eligible for resale to other QIBs pursuant to Rule 144A.

Government Securities Offering The security is issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                                   DEFINITION
U.S. Registered Public Offering.       The securities offered are registered
                                       under the Securities Act of 1933 that
                                       are being offered to the public.